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Hemispherx Biopharma Introduces a Voluntary Stock Purchase Plan to Create Shareholder Value

… Senior Management, Entire Board of Directors, and 100% of All Employees Participate

PHILADELPHIA, Feb. 03, 2016 - Hemispherx Biopharma, Inc. (NYSE MKT:HEB) announced today, February 3, 2016, a Voluntary Pay for Stock Plan (the “Plan”). Hemispherx Biopharma is seeking to create ownership incentives as well as to provide additional cash for various operational activities. All members of Senior Management, all members of the Board of Directors, and all employees volunteered to participate. Senior Management believes that this Plan creates significant shareholder value as the participants will voluntarily use up to 20% of their salaries to purchase stock from the Company, creating long term incentives for them to reach corporate goals. In addition, the CEO/Chairman and President/CFO, will both voluntarily reduce their salaries further to a cumulative reduction of 50%. The plan goes in effect immediately. “We are all excited for the opportunity to invest in Hemispherx’s future,” said Hemispherx’s Chairman and CEO, Dr. William A. Carter, “Our efforts will be redoubled in 2016 to make progress on all of our major goals.”

Foremost, in the major goal categories are: a) accelerating success in the recently initiated Expanded Access programs globally for both Ampligen (an experimental therapeutic) and Alferon N; b) achieving further regulatory progress with Ampligen as a potential biotherapeutic for Chronic Fatigue Syndrome (CFS) treatment; c) advancing new clinical tests in cancer immunotherapy, including potential treatment of metastatic colon cancer wherein all “standard of care” therapies have faltered; and expanding research on the use of our experimental drug Ampligen and Alferon N as an early onset broad spectrum antivirals for diseases such as MERS, Ebola virus, Equine Encephalitis and, given the new pandemic threat, the Zika virus. Previous studies (preclinical) have shown that both Ampligen and interferon are active against the flavivirus family of viruses which includes the West Nile virus and Zika virus.

About Hemispherx Biopharma
Hemispherx Biopharma, Inc. is an advanced specialty pharmaceutical company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx’s flagship products include Alferon N Injection® and the experimental therapeutics Ampligen® and Alferon® LDO. Ampligen® is an experimental RNA nucleic acid being developed for globally important debilitating diseases and disorders of the immune system, including Chronic Fatigue Syndrome. Hemispherx’s platform technology includes components for potential treatment of various severely debilitating and life threatening diseases. Because both Ampligen® and Alferon® LDO are experimental in nature, they are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials. Hemispherx has patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection®), approved for sale in the U.S. and Argentina. The Company’s Alferon® N approval in Argentina includes the use of Alferon N Injection® (under the brand name “Naturaferon”) for use in any patients who fail, or become intolerant to recombinant interferon, including patients with chronic active hepatitis C infection. The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit www.hemispherx.net

Disclosure Notice

Information contained in this news release, other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties including, but not limited to, general industry conditions and competition; general economic factors; the Company’s ability to adequately fund its projects; the impact of pharmaceutical industry regulation and healthcare legislation in the United States and internationally; trends toward healthcare cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the Company’s ability to accurately predict the future market conditions; manufacturing difficulties or delays; dependence on the effectiveness of the Company’s patents and other protections for products; and the exposure to litigation, including patent litigation, and/or regulatory actions; and numerous other factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. The final results of these efforts and/or any other activities could vary materially from Hemispherx’s expectations. Any failure to satisfy the FDA regulatory requirements or the requirements of other countries could significantly delay, or preclude outright, approval of Ampligen® in the United States and other countries.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “potential,” “potentially,” “possible,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Hemispherx that any of its plans will be achieved. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond Hemispherx’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Examples of such risks and uncertainties include those set forth in the Disclosure Notice, above, as well as the risks described in Hemispherx’s filings with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Hemispherx undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise revise or update this release to reflect events or circumstances after the date hereof. No evidence is suggested that Ampligen® will ever be commercially approved for the new potential treatment indications mentioned in this release.